Exhibit 10.2
VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), is made as of the 4th  day of February, 2015, by and among Innovus Pharmaceuticals, Inc., Nevada corporation (the “Company”), Novalere Holdings, LLC, a Delaware limited liability company (the “Stockholder”), and any transferees who become parties to this Agreement as “Stockholders” in accordance with Subsection 5(a) hereof.

RECITALS

WHEREAS, the Company, Innovus Pharma Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company, Innovus Pharma Acquisition Corporation II, a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Novalere FP, Inc., a Delaware corporation (“Novalere”) have entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Novalere shall be merged with and into Merger Sub (the “Merger”);

WHEREAS, by virtue of the Merger, the Company shall issue to Stockholder shares (the “Shares”) of the Company’s common stock, par value $0.001 per share; and

WHEREAS, in connection with the Merger and the Merger Agreement, the Company, the Stockholder and other stockholders of Novalere are entering, simultaneously with the execution and delivery of this Agreement, into a Registration Rights and Stock Restriction Agreement (the “Registration Rights Agreement”), pursuant to which, among other things, the Stockholder is granted certain registration rights with respect to the Shares;

WHEREAS, in order to induce the parties to enter into the Merger Agreement, the Company and Stockholder have agreed to enter into this Agreement, pursuant to which, among other things, Stockholder shall agree to vote the Shares in the manner described in this Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1. M&A Transaction.  During the Term (as defined below), the Stockholder hereby agrees to vote all of the Shares in favor of, and adopt, any M&A Transaction approved by the Company’s Board of Directors (the “Board”).  As used herein, “M&A Transaction” shall mean (i) any consolidation or merger of any other entity or entities with or into the Company or a subsidiary of the Company; (ii) the Company’s acquisition of securities of a Target representing a majority of the voting power of all of such Target’s outstanding voting securities; (iii) the Company’s acquisition of all or substantially all of a Target’s assets; (iv) any other acquisition by the Company of securities of any third party; or (v) any other acquisition by the Company of assets of any third party.

2. Board of Directors.  During the Term, Stockholder hereby agrees to vote all of the Shares in whatever manner shall be necessary to elect and maintain in office the directors nominated by the Board from time to time (the “Company Nominees”), and will not attempt to elect or nominate any individuals to the Board other than the Company Nominees.

3. Additional Securities.  During the Term, if the Board resolves to issue additional securities of the Company for capital raising purposes, the Stockholder shall vote all of the Shares in favor of any resolutions submitted by the Board for approval by the Company’s stockholders to carry out and give effect to such capital raising.

4. Term.  Unless earlier terminated in accordance with Section 5(e) of this Agreement, the term of this Agreement shall be two (2) years following the date of this Agreement, and shall continue for an additional 18 months thereafter for so long Stockholder continues to own at least ten percent (10%) of the outstanding common stock of the Company, for a maximum term of forty-two (42) months following the date of this Agreement (the “Term”).

5. Miscellaneous.

(a) In the event that Stockholder distributes or transfers Shares to any of its members during the Term, each such transferee shall, as a condition precedent to the Company’s recognizing such transfer, be required to agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement in the form attached hereto as Exhibit A.  Upon the execution and delivery of such agreement by such transferee, such transferee shall be deemed to be a party hereto as a “Stockholder.”

(b) This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(c) The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

(d) All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by  electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on the signature pages hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection (c).  If notice is given to the Company, a copy shall also be sent to the Company’s General Counsel at the same address of the Company and if notice is given to Stockholder, a copy shall also be given to Arthur R. McGivern, c/o Goodwin Procter LLP, Exchange Place, Boston, MA 02109.

(e) Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Shares then outstanding; provided that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party.  Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Stockholder without the written consent of such Stockholder, unless such amendment, termination, or waiver applies to all Stockholders in the same fashion.  The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver.  Any amendment, termination, or waiver effected in accordance with this Section 5(e) shall be binding on all parties hereto, regardless of whether any such party has consented thereto.  No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(f) In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

(g) This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

(h) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware other than conflict of laws principles thereof directing the application of any law other than that of Delaware. The parties agree that the courts within the State of Delaware will have jurisdiction over all disputes between the parties hereto arising out of or relating to this Agreement and the agreements, instruments and documents contemplated hereby. The parties hereby consent to and agree to submit to the jurisdiction of such courts. Each of the parties hereto waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (i) such party is not personally subject to the jurisdiction of such courts, (ii) such party and such party’s property is immune from any legal process issued by such courts or (iii) any litigation commenced in such courts is brought in an inconvenient forum.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS.  EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(i) No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

INNOVUS PHARMACEUTICALS, INC.

By: /s/ Bassam Damaj

Name: Bassam Damaj
Title: President and CEO

Address: 9171 Towne Centre Drive, Suite 440
San Diego, CA 92122

NOVALERE HOLDINGS, LLC

By:   /s/ Valerie Jo Friedman

Name:  Valerie Jo Friendman
Title: Member

Address: 151 Tremont Street
                  Penthouse
                  Boston, MA 02111

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Signature Page to Voting Agreement